UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: June 13, 2012

GULFMARK OFFSHORE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33607	76-0526032
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10111 Richmond Avenue, Suite 340, Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

(713) 963-9522

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On June 13, 2012, the Board of Directors of GulfMark Offshore, Inc. (the “Company”) appointed Mr. David B. Rosenwasser, age 41, Executive Vice President and Chief Operating Officer of the Company.

There was no arrangement or understanding between Mr. Rosenwasser and any other person pursuant to which Mr. Rosenwasser was appointed Executive Vice President and Chief Operating Officer of the Company. Mr. Rosenwasser has no family relationship between any director or executive officer of the Company. There are no transactions in which Mr. Rosenwasser has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Rosenwasser joined the Company in 2001 and has directed the Americas region since February 2009. He previously held the positions of Area Manager — Brazil from 2007 to 2009 and Director of Business Development from 2001 to 2007.

Prior to joining the Company, Mr. Rosenwasser was with the Energy Investment Banking Group of Lehman Brothers, Inc., serving as an Analyst and then later as an Associate. Prior to that, he served as a federal law clerk to the Honorable George P. Kazen, then Chief Judge of the United States District Court, Southern District of Texas. He holds a J.D. from New York Law School and a bachelor’s degree from Texas A&M University.

Attached hereto as Exhibit 99.1 is a related press release dated June 13, 2012.

ITEM 9.01	EXHIBITS

(d)	Exhibits

Exhibit No.	Description of Exhibit

99.1	Press release dated June 13, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULFMARK OFFSHORE, INC. (Company)

/s/ Quintin V. Kneen
DATE: June 19, 2012	Quintin V. Kneen Executive Vice President & Chief Financial Officer